            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------
                                                  GIVE THE
                                                  SOCIAL SECURITY
           FOR THIS TYPE OF ACCOUNT:              NUMBER OF--
--------------------------------------------------------------------------
                   1.   An individual's account   The individual

                   2.   Two or more individuals   The actual owner of the
                        (joint account)           account or, if
                                                  combined funds, any one
                                                  of the individuals(1)

                   3.   Husband and wife (joint   The actual owner of the
                        account)                  account or, if joint
                                                  funds, either person(1)

                   4.   Custodian account of a    The minor(2)
                        minor (Uniform Gift
                        to Minors Act)

                   5.   Adult and minor (joint    The adult or, if the
                        account)                  minor is the only
                                                  contributor, the
                                                  minor(1)

                   6.   Account in the name of    The ward, minor, or
                        guardian or               incompetent person(3)
                        committee for a
                        designated ward, minor,
                        or
                        incompetent person

                   7.   a) A revocable savings    The grantor-trustee(1)
                        trust account (in which
                        grantor is also trustee)

                        b) Any "trust" account    The actual owner(1)
                        that is not a legal or
                        valid trust under State
                        Law

--------------------------------------------------------------------------
                                                  GIVE THE
                                                  EMPLOYER IDENTIFICATION
           FOR THIS TYPE OF ACCOUNT:              NUMBER OF--
--------------------------------------------------------------------------
                   8.   Sole proprietorship       The owner(4)
                        account
                   9.   A valid trust, estate,    The legal entity (Do not
                        or pension                furnish the identifying
                                                  number of the personal
                                                  representative or
                                                  trustee unless the legal
                                                  entity itself is not
                                                  designated in the
                                                  account title.)(5)
                  10.   Corporate account         The corporation
                  11.   Religious, charitable,    The organization
                        or educational
                        organization account
                  12.   Partnership account held  The partnership
                        in the name of the
                        business
                   13   Association, club, or     The organization
                        other tax-exempt
                        organization
                  14.   A broker or registered    The broker or nominee
                        nominee
                  15.   Account with the          The public entity
                        Department of
                        Agriculture in the name
                        of a public entity (such
                        as a State or local
                        government, school
                        district, or prison)
                        that receives
                        agricultural program
                        payments

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(1)    List first and circle the name of the person whose number you furnish.

(2)    Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)    Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. Tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, or a political subdivision, agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

-Payments of interest on obligations issued by individuals.
  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE